PRICING SUPPLEMENT NO. 109                                      Rule 424(b)(3)
DATED: January 15, 1998                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $20,000,000   Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 2/13/98    Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 2/13/2018

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                             Optional         Optional
                        Redemption           Repayment        Repayment
Redeemable On           Price(s)             Date(s)          Price(s)
-------------           ----------           ---------        ---------

*                       N/A                  N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                               Maximum Interest Rate:

[_]         Commercial Paper Rate                  Minimum Interest Rate:

[_]         Federal Funds Rate                     Interest Reset Date(s):

[_]         Treasury Rate                          Interest Reset Period:

[_]         LIBOR Reuters                          Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                             Interest Payment Period:

Index Maturity:

Spread (plus or minus):

-----------------------
* Commencing February 13, 1999 and on semi-annual dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Semi-annually on the 13th, commencing August 13, 1998.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0122\2041\SUP1158K.250